Exhibit 5.1

July 24, 2015

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Re:	Sun Communities, Inc. 2015 Equity Incentive Plan – Registration Statement on Form S-8 for 1,750,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel for Sun Communities, Inc. (the “Company”), a corporation incorporated under the laws of the State of Maryland, in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”) on Form S-8 (the “Registration Statement”) of 1,750,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), to be issued under the Sun Communities, Inc. 2015 Equity Incentive Plan (the “Plan”). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion letter, we have reviewed and examined copies of the following documents:

A.	The Registration Statement;

B.	The Plan;

C.	The Articles of Incorporation of the Company, as amended or supplemented from time to time (the “Charter”), certified as of the date hereof by an officer of the Company;

D.	The Second Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

E.	Minutes of the meeting of the Board of Directors of the Company at which the Plan was adopted;

F.	A certificate of the Company regarding certain matters related to the Plan (the “Certificate”);

Sun Communities, Inc.

July 24, 2015

G.	A certificate of the Maryland State Department of Assessments and Taxation dated July 23, 2015 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

H.	Such other documents and matters as we have deemed necessary or appropriate, in our professional judgment, to render this opinion, in connection with providing this opinion letter.

As to any facts or questions of fact material to the opinion expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinion set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic copies, facsimile copies, portable document file (“pdf”) or other electronic image format copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (including signatures on photocopies, facsimile copies, pdf and electronic image format copies) are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D. The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Shares will be properly executed by one or more such persons.

Sun Communities, Inc.

July 24, 2015

E. At the time of the issuance of any Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued.

F. The issuance, and certain terms, of the securities which are exercisable or convertible into Shares and the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter and the Bylaws.

G. Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

H. Any resolutions approving the Plan and authorizing the Company to issue and sell any Shares or securities exercisable for or convertible into Shares are, and will be, in full force at all times at which any Shares or securities exercisable for or convertible into Shares are issued by the Company.

I. None of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter.

J. No Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued.

K. The Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued.

L. With respect to the minutes of any meetings of the Board of Directors of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, and having regard for such legal considerations as we deem relevant, it is our opinion, as of the date of this letter, that upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, the Shares will be legally issued, fully paid and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualification and limitations as follows:

Sun Communities, Inc.

July 24, 2015

(a) The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

(b) Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5 to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

OBER, KALER GRIMES & SHRIVER, A PROFESSIONAL CORPORATION

By:	/s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder